EXHIBIT 99.01

Philip Talamo, Investor Relations 212.969.2383 ir@alliancebernstein.com	John Meyers, Media 212.969.2301 pr@alliancebernstein.com
News Release

AllianceBernstein Announces March 31, 2008 Assets Under Management

First Quarter 2008 Earnings Conference Call to be Held at 5:00 P.M. (EDT) on April 23, 2008

New York, NY, April 9, 2008 – AllianceBernstein Holding L.P. (NYSE: AB) and AllianceBernstein L.P. today reported that during the month of March, preliminary assets under management decreased by approximately $11 billion, or 1.5%, to $735 billion at March 31, 2008, due primarily to negative investment returns. Net asset flows were slightly negative as net outflows in Retail were partially offset by net inflows in Institutional Investments and Private Client.

ALLIANCEBERNSTEIN L.P.
(THE OPERATING PARTNERSHIP)
ASSETS UNDER MANAGEMENT
($ billions)

	At March 31, 2008				At Feb 29,
	(preliminary)				2008

	Institutional		Private
	Investments	Retail	Client	Total	Total

Equity
Value	$218	$79	$45	$342	$348
Growth	104	41	25	170	174
Total Equity	322	120	70	512	522

Fixed Income	132	39	31	202	203

Index/Structured	17	4	-	21	21
Total	$471	$163	$101	$735	$746

	At February 29, 2008

Total	$478	$166	$102	$746

CONFERENCE CALL INFORMATION RELATING TO FIRST QUARTER 2008 RESULTS
APRIL 23, 2008 AT 5:00 P.M. (Eastern Daylight Time)

AllianceBernstein’s management will review first quarter 2008 financial and operating results on Wednesday, April 23, 2008, during a conference call beginning at 5:00 p.m. (EDT), following the release of its financial results after the close of the New York Stock Exchange.  The conference call will be hosted by Lewis A. Sanders, Chairman and Chief Executive Officer, and Gerald M. Lieberman, President and Chief Operating Officer.

Parties may access the conference call by either webcast or telephone:

1.
To listen by webcast, please visit AllianceBernstein’s Investor Relations website at http://ir.alliancebernstein.com/investorrelations at least 15 minutes prior to the call to download and install any necessary audio software.

2.	To listen by telephone, please dial (866) 556-2265 in the U.S. or (973) 935-8521 outside the U.S., 10 minutes before the 5:00 p.m.(EDT) scheduled start time. The conference ID# is 42356263.

The presentation that will be reviewed during the conference call is expected to be available on AllianceBernstein’s Investor Relations website shortly after the release of first quarter 2008 financial results on April 23, 2008.

An audio replay of the conference call will be made available beginning at approximately 7:00 p.m. (EDT) on April 23, 2008 and will be available for one week. To access the audio replay, please call (800) 642-1687 from the U.S., or outside the U.S. call (706) 645-9291, and provide conference ID# 42356263.  The replay will also be available via webcast on AllianceBernstein’s website for one week.

About AllianceBernstein

AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional clients, individuals and private clients in major markets around the world.  AllianceBernstein employs more than 500 investment professionals with expertise in growth equities, value equities, fixed income securities, blend strategies and alternative investments and, through its subsidiaries and joint ventures, operates in more than 20 countries.  AllianceBernstein’s research disciplines include fundamental research, quantitative research, economic research and currency forecasting capabilities.  Through its integrated global platform, AllianceBernstein is well-positioned to tailor investment solutions for its clients. AllianceBernstein also offers independent research, portfolio strategy and brokerage-related services to institutional investors.

At March 31, 2008, AllianceBernstein Holding L.P. (“Holding”) owned approximately 33.5% of the issued and outstanding AllianceBernstein Units.  AXA Financial was the beneficial owner of approximately 62.7% of the AllianceBernstein Units at March 31, 2008 (including those held indirectly through its ownership of approximately 1.7% of the issued and outstanding Holding Units) which, including the general partnership interests in AllianceBernstein and Holding, represent an approximate 63.1% economic interest in AllianceBernstein.  AXA Financial is a wholly-owned subsidiary of AXA, one of the largest global financial services organizations.

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Cautions regarding Forward-Looking Statements

Certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance we achieve for our clients, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax rates.  We caution readers to carefully consider our forward-looking statements in light of these factors.  Further, these forward-looking statements speak only as of the date on which such statements are made; we undertake no obligation to update any forward-looking statements to reflect subsequent events or circumstances.  For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” in Item 1A of Form 10-K for the year ended December 31, 2007.  Any or all of the forward-looking statements that we make in Form 10-K, this news release, or any other public statements we issue may turn out to be wrong.  Of course, factors other than those listed in “Risk Factors” could also adversely affect our revenues, financial condition, results of operations, and business prospects.

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